Exhibit 21


                         Subsidiaries of the Registrant


                                                         Jurisdiction of
                Name                               Organization/Incorporation
- ---------------------------------------------      --------------------------

Giga Information Group Investment Corporation              Massachusetts

Giga Information Group Ltd.                                England

Giga Information Group GmbH                                Germany

BIS Italy SRL                                              Italy